SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-ACME COMMUNICATIONS
          GAMCO ASSET MANAGEMENT INC.
                       6/30/06            2,000-            5.0000
                       6/29/06              500-            5.0500
                       6/21/06            1,000-            5.0680
                       6/20/06            1,000-            5.0100
                       6/12/06            5,000-            5.2400
                       6/02/06            1,000-            4.9863
                       5/31/06              800-            4.9621
                       5/15/06            1,000-            5.0000
                       5/11/06            1,650-            4.5415
                       5/10/06            1,000-            4.3400
                       5/03/06            1,500-            4.2353

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.